Exhibit 23.5

[Letterhead of TransAsia Lawyers]

April 24, 2012

Youku Inc.

11/F, SinoSteel Plaza

8 Haidian Street, Haidian District

Beijing 100080

The People’s Republic of China

Ladies and Gentlemen,

We consent to the reference to our firm under the headings of “The Merger”, “Legal Matters” and “Limitations on Enforcement of U.S. Laws “in the Registration Statement on Form F-4 of Youku Inc. (“Youku”), publicly filed with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, on April 24, 2012 (the “Registration Statement”).We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

Yours faithfully,

/s/ TransAsia Lawyers

TransAsia Lawyers